Exhibit 24

POWER OF ATTORNEY

		Effective September 23, 2015, the undersigned does hereby appoint Marc R. Bryant, with full power of substitution, as the true and lawful attorney of the undersigned, with full power and authority to execute such documents and to make such regulatory or other filings and amendments thereto as shall from time to time be required pursuant to the Securities Exchange Act of 1934, as amended, any rules or regulations adopted thereunder, and such other U.S. and non-U.S. laws, rules or regulations as shall from time to time be applicable in respect of the beneficial ownership of securities directly or indirectly attributable to the undersigned and its direct and indirect subsidiaries, and generally to do all such things in the name and on behalf of the undersigned in connection therewith as said attorney-in-fact deems necessary or appropriate to cause such filings to be completed and filed.


		This Power of Attorney shall remain in full force and effect only for such time as Marc R. Bryant shall continue to be an officer of Fidelity Management & Research Company, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked at any time by the undersigned in writing.


		This Power of Attorney has been executed as of the 23rd day of September, 2015.


	FMR LLC

  	By /s/ Abigail P. Johnson
  	Abigail P. Johnson
  	President




POWER OF ATTORNEY

      Effective December 16, 2015, the undersigned does hereby appoint Marc R. Bryant, with full power of substitution, as the true and lawful attorney of the undersigned, with full power and authority to execute such documents and to make such regulatory or other filings and amendments thereto as shall from time to time be required pursuant to the Securities Exchange Act of 1934, as amended, any rules or regulations adopted thereunder, and such other U.S. and non-U.S. laws, rules or regulations as shall from time to time be applicable in respect of the beneficial ownership of securities directly or indirectly attributable to the undersigned.


      This Power of Attorney shall remain in full force and effect only for such time as Marc R. Bryant shall continue to be an officer of Fidelity Management & Research Company, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked at any time by the undersigned in writing.

      This Power of Attorney has been executed as of the 16 day of December, 2015.



  	  /s/ Abigail P. Johnson
  	Abigail P. Johnson